Introductory Notes
About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, and maintaining a flexible capital structure. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under U.S. Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed herein), and there can be no assurance that the information will not vary from the final information in the Company's Form 10-Q for the quarter ended June 30, 2025. The Company may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of InvenTrust's management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this supplemental that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as "may," "should," “could,” "would," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "target," "project," "predict," "potential," "continue," "likely," "will," "forecast," "outlook," "guidance," "suggest," and variations of these terms and similar expressions, or the negative of these terms or similar expressions.
The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes, including the effects of recent new tariffs and changes in global trade policies on the overall state of the economy; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law.
IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. Management does not consider the Company's non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of IVT's financial performance as they may not reflect the operations of the entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of IVT's properties that could materially impact IVT's results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of IVT's liquidity, nor as an indication of funds available to cover IVT's cash needs, including IVT's ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if management does not continue to operate the business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, IVT's non-GAAP measures may not be comparable to other REITs. Reconciliations of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are included on pages 6 and 7 and definitions of the Company's non-GAAP measures are included in the Glossary of Terms on page 21.

i	Supplemental - Quarter Ended June 30, 2025

Introductory Notes
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (x.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on inventrustproperties.com/investor-relations and on the Company’s social media channels.

ii	Supplemental - Quarter Ended June 30, 2025

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2025 Second Quarter Results
DOWNERS GROVE, IL – July 29, 2025 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the quarter ended June 30, 2025. For the three months ended June 30, 2025 and 2024, the Company reported Net Income of $95.9 million, or $1.23 per diluted share, and Net Income of $1.5 million, or $0.02 per diluted share, respectively.
Second Quarter 2025 Highlights:
•Nareit FFO of $0.45 per diluted share
•Core FFO of $0.44 per diluted share
•Same Property Net Operating Income (“NOI”) growth of 4.8%
•Leased Occupancy as of June 30, 2025 of 97.3%
•Executed 73 leases totaling approximately 304,000 square feet of GLA, of which 286,000 square feet was executed at a blended comparable lease spread of 16.4%
•Completed a portfolio sale of five properties in California for an aggregate gross disposition price of $306.0 million
•Acquired four properties, totaling approximately 330,000 square feet, for an aggregate acquisition price of $105.4 million
“This quarter marks a significant milestone in the execution of our portfolio strategy, as we successfully completed the disposition of the majority of our California assets,” said DJ Busch, President and CEO of InvenTrust. “At the same time, we efficiently redeployed a significant portion of that capital into growing Sun Belt markets.”
Busch continued, “These transactions underscore our continued commitment to portfolio simplification, operational excellence, and disciplined capital allocation. Importantly, we achieved this milestone while maintaining strong full year Same Property NOI and FFO growth guidance. We believe this repositioning enhances the long-term value of our portfolio and further strengthens InvenTrust’s foundation for sustainable cash flow growth.”
NET INCOME
•Net Income for the three months ended June 30, 2025 was $95.9 million, or $1.23 per diluted share, compared to Net Income of $1.5 million, or $0.02 per diluted share, for the same period in 2024.
•Net Income for the six months ended June 30, 2025 was $102.7 million, or $1.31 per diluted share, compared to Net Income of $4.4 million, or $0.06 per diluted share, for the same period in 2024.
NAREIT FFO
•Nareit FFO for the three months ended June 30, 2025 was $35.5 million, or $0.45 per diluted share, compared to $30.1 million, or $0.44 per diluted share, for the same period in 2024.
•Nareit FFO for the six months ended June 30, 2025 was $72.6 million, or $0.93 per diluted share, compared to $60.9 million, or $0.89 per diluted share, for the same period in 2024.

iii	Supplemental - Quarter Ended June 30, 2025

CORE FFO
•Core FFO for the three months ended June 30, 2025 was $34.3 million, or $0.44 per diluted share, compared to $29.1 million, or $0.43 per diluted share, for the same period in 2024.
•Core FFO for the six months ended June 30, 2025 was $70.6 million, or $0.90 per diluted share, compared to $59.1 million, or $0.87 per diluted share, for the same period in 2024.
SAME PROPERTY NOI
•Same Property NOI for the three months ended June 30, 2025 was $42.6 million, a 4.8% increase, compared to the same period in 2024.
•Same Property NOI for the six months ended June 30, 2025 was $85.1 million, a 5.6% increase, compared to the same period in 2024.
DIVIDEND
•For the quarter ended June 30, 2025, the Board of Directors declared a quarterly cash distribution of $0.2377 per share, paid on July 15, 2025.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of June 30, 2025, the Company’s Leased Occupancy was 97.3%.
◦Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 99.5% and Small Shop Leased Occupancy was 93.8%. Anchor Leased Occupancy remained unchanged and Small Shop Leased Occupancy increased 40 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 180 basis points, which equates to approximately $5.1 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the second quarter were 16.4%.
•Annualized Base Rent (“ABR”) per square foot (“PSF”) as of June 30, 2025 was $20.18, an increase of 2.4% compared to the same period in 2024. Anchor Tenant ABR PSF was $12.73 and Small Shop Tenant ABR PSF was $33.04 for the second quarter.
•On June 6, 2025, the Company completed a portfolio sale of five properties in California for a gross disposition price of $306.0 million. The Company recognized a gain on sale of $90.9 million.
•During the second quarter, the Company completed four acquisitions:
◦On April 1, 2025, the Company acquired Plaza Escondida, a 91,000 square foot neighborhood center anchored by Trader Joe’s in Tucson, Arizona, for a gross acquisition price of $23.0 million. The Company used cash on hand and assumed a mortgage payable of $8.0 million to fund the acquisition.
◦On April 24, 2025, the Company acquired Carmel Village, a 54,000 square foot neighborhood center in Charlotte, North Carolina, for a gross acquisition price of $19.9 million. The Company used cash on hand to fund the acquisition.
◦On June 10, 2025, the Company acquired West Ashley Station, a 79,000 square foot neighborhood center anchored by Whole Foods Market in Charleston, South Carolina, for a gross acquisition price of $26.6 million. The Company used cash on hand to fund the acquisition.
◦On June 23, 2025, the Company acquired Twelve Oaks Shopping Center, a 106,000 square foot neighborhood center anchored by Publix in Savannah, Georgia, for a gross acquisition price of $35.9 million. The Company used cash on hand to fund the acquisition.

iv	Supplemental - Quarter Ended June 30, 2025

LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $787.1 million of total liquidity, as of June 30, 2025, comprised of $287.1 million of cash and cash equivalents and $500.0 million of availability under its Revolving Credit Facility.
•InvenTrust has $22.9 million of mortgage debt maturing in 2025 and $200.0 million of term loan debt maturing in 2026.
•On April 1, 2025, the Company assumed an $8.0 million mortgage payable with the acquisition of Plaza Escondida.
•On May 9, 2025, the Company extinguished a $13.0 million mortgage payable secured by The Plant with its available liquidity.
•On June 10, 2025, the Company recognized a finance lease liability of $11.0 million related to the West Ashley Station ground lease.
•The Company's weighted average interest rate on its debt as of June 30, 2025 was 4.03% and the weighted average remaining term was 2.9 years.
SUBSEQUENT EVENTS
•On July 1, 2025, the Company acquired Marketplace at Encino Park, a 92,000 square foot neighborhood center anchored by Sprouts Farmers Market in San Antonio, Texas, for a gross acquisition price of $38.5 million. The Company used cash on hand to fund the acquisition.
•On July 17, 2025, the Company acquired West Broad Marketplace, a 386,000 square foot community center anchored by Wegmans in Richmond, Virginia, for a gross acquisition price of $86.0 million. The Company used cash on hand to fund the acquisition.

v	Supplemental - Quarter Ended June 30, 2025

2025 GUIDANCE
InvenTrust has updated its 2025 guidance, as summarized in the following table.

(Unaudited, dollars in thousands, except per share amounts)	Current (1) (2)			Previous
Net Income per diluted share	$1.43	—	$1.49	$0.27	—	$0.33
Nareit FFO per diluted share	$1.83	—	$1.89	$1.83	—	$1.89
Core FFO per diluted share (3)	$1.79	—	$1.83	$1.79	—	$1.83
Same Property NOI (“SPNOI”) Growth	4.00%	—	5.00%	3.50%	—	4.50%
General and administrative	$34,250	—	$35,750	$34,250	—	$35,750
Interest expense, net (4)	$31,000	—	$31,500	$31,000	—	$31,500
Net investment activity (5)	~ $100,000			~ $100,000
(1)The Company’s 2025 guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, and depreciation, amortization, and straight-line rent adjustments related to acquisitions and dispositions.
(2)The Company’s 2025 guidance includes an expectation of uncollectibility, reflected as 65 - 85 basis points of expected total revenue.
(3)Core FFO per diluted share excludes amortization of market-lease intangibles and inducements, debt extinguishment charges, straight-line rent adjustments, depreciation and amortization of corporate assets, and non-operating income and expense.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of approximately $2.8 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's 2025 guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2025 estimated net income per diluted share to estimated Nareit FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$1.43	$1.49
Depreciation and amortization of real estate assets	1.56	1.56
Gain on sale of investment properties	(1.16)	(1.16)
Nareit FFO per diluted share	1.83	1.89
Amortization of market-lease intangibles and inducements, net	(0.04)	(0.05)
Straight-line rent adjustments, net	(0.04)	(0.05)
Amortization of debt discounts and financing costs	0.04	0.04
Core FFO per diluted share	$1.79	$1.83

This earnings release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

vi	Supplemental - Quarter Ended June 30, 2025

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Financial Results

Net income	$95,942	$1,498	$102,734	$4,398
Net income per common share - basic	1.24	0.02	1.32	0.06
Net income per common share - diluted	1.23	0.02	1.31	0.06

Nareit FFO (page 7)	35,484	30,068	72,642	60,914
Nareit FFO per diluted share	0.45	0.44	0.93	0.89

Core FFO (page 7)	34,336	29,134	70,565	59,115
Core FFO per diluted share	0.44	0.43	0.90	0.87

Same Property NOI (page 6)	42,626	40,667	85,061	80,584
Same Property NOI growth	4.8%		5.6%

Adjusted EBITDA (page 7)	42,154	38,306	86,158	77,479

Distributions declared per common share	0.24	0.23	0.48	0.45

Aggregate distributions declared (as a % of Core FFO)	53.7%	52.8%	52.3%	52.0%

	As of June 30, 2025	As of December 31, 2024	As of December 31, 2023
Capital Information
Shares outstanding	77,606,396	77,450,794	67,807,831

Outstanding Debt, net	$746,335	$740,415	$814,568
Less: Cash and cash equivalents (page 4)	(287,134)	(87,395)	(96,385)
Net Debt	$459,201	$653,020	$718,183

Debt Metrics (trailing 12 months)
Adjusted EBITDA	$166,688	$158,009	$146,459
Net Debt-to-Adjusted EBITDA	2.8x	4.1x	4.9x
Fixed charge coverage	5.2x	4.5x	4.3x
Net debt to real estate assets, excl property acc depr.	17.1%	23.0%	27.0%
Net debt to total assets, excl property acc depr.	14.4%	20.7%	24.4%

Distributions Paid Per Share		Liquidity and Credit Facility
Q2 2025	$0.23770	Cash and cash equivalents	$287,134
Q1 2025	$0.22630	Available under credit facility	500,000
Q4 2024	$0.22630	Total	$787,134
Q3 2024	$0.22630

	Same Property		Same Property		Total Portfolio
	Three Months Ended June 30		Six Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024	2025	2024
Portfolio Metrics
No. of properties	57	57	56	56	67	64
GLA	9,442	9,416	9,385	9,359	10,556	10,484
Economic Occupancy	95.4%	93.9%	95.4%	93.9%	95.5%	93.7%
Leased Occupancy	97.3%	96.5%	97.2%	96.5%	97.3%	96.4%
ABR PSF	$19.98	$19.28	$19.92	$19.22	$20.18	$19.71

1	Supplemental - Quarter Ended June 30, 2025

Condensed Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	June 30, 2025	December 31, 2024
Assets	(unaudited)
Investment properties
Land	$641,255	$712,827
Building and other improvements	2,035,653	2,116,092
Construction in progress	6,466	9,951
Total	2,683,374	2,838,870
Less accumulated depreciation	(483,733)	(511,969)
Net investment properties	2,199,641	2,326,901
Cash, cash equivalents, and restricted cash	294,039	91,221
Intangible assets, net	139,908	137,420
Accounts and rents receivable	35,159	36,131
Deferred costs and other assets, net	40,737	44,277
Total assets	$2,709,484	$2,635,950

Liabilities
Debt, net	$746,335	$740,415
Accounts payable and accrued expenses	44,107	46,418
Distributions payable	18,447	17,512
Intangible liabilities, net	48,314	42,897
Other liabilities	29,995	28,703
Total liabilities	887,198	875,945
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 77,606,396 shares issued and outstanding as of June 30, 2025 and 77,450,794 shares issued and outstanding as of December 31, 2024	78	77
Additional paid-in capital	5,732,962	5,730,367
Distributions in excess of accumulated net income	(3,919,016)	(3,984,865)
Accumulated comprehensive income	8,262	14,426
Total stockholders' equity	1,822,286	1,760,005
Total liabilities and stockholders' equity	$2,709,484	$2,635,950

2	Supplemental - Quarter Ended June 30, 2025

Condensed Consolidated Statements of Operations and Comprehensive Income
In thousands, except share and per share information, unaudited

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Income
Lease income, net	$73,130	$67,056	$146,519	$133,549
Other property income	421	367	803	672
Total income	73,551	67,423	147,322	134,221

Operating expenses
Depreciation and amortization	30,738	28,790	61,352	56,958
Property operating	11,476	10,243	22,223	20,242
Real estate taxes	10,194	9,046	19,550	18,027
General and administrative	8,706	8,661	17,253	16,635
Total operating expenses	61,114	56,740	120,378	111,862

Other (expense) income
Interest expense, net	(8,346)	(9,640)	(16,668)	(19,274)
Gain on sale of investment properties	90,909	—	90,909	—
Other income and expense, net	942	455	1,549	1,313
Total other (expense) income, net	83,505	(9,185)	75,790	(17,961)

Net income	$95,942	$1,498	$102,734	$4,398

Weighted-average common shares outstanding - basic	77,591,538	67,900,275	77,577,831	67,887,402
Weighted-average common shares outstanding - diluted	78,292,422	68,327,263	78,226,681	68,299,657

Net income per common share - basic	$1.24	$0.02	$1.32	$0.06
Net income per common share - diluted	$1.23	$0.02	$1.31	$0.06

Comprehensive income
Net income	$95,942	$1,498	$102,734	$4,398
Unrealized (loss) gain on derivatives, net	(43)	2,386	(1,629)	9,705
Reclassification to net income	(2,293)	(3,314)	(4,535)	(6,631)
Comprehensive income	$93,606	$570	$96,570	$7,472

3	Supplemental - Quarter Ended June 30, 2025

Condensed Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	June 30, 2025	December 31, 2024

Cash, cash equivalents, and restricted cash
Cash and cash equivalents	$287,134	$87,395
Restricted cash	6,905	3,826
Total	$294,039	$91,221

Accounts and rents receivable
Base rent, recoveries, and other receivables	$9,246	$10,273
Straight-line rent receivables	25,913	25,858
Total	$35,159	$36,131

Deferred cost and other assets, net
Deferred leasing costs, net	$15,804	$16,139
Derivative assets	8,596	14,426
Financing costs, net	5,047	5,751
Other assets	4,066	3,329
Deferred costs, net	3,433	2,783
Prepaid insurance premiums	2,103	—
Operating lease right of use assets, net	1,688	1,849
Total	$40,737	$44,277

Other liabilities
Deferred revenues	$7,900	$8,226
Security deposits	7,798	7,938
Unearned lease income	7,072	8,320
Other liabilities	4,564	1,691
Operating lease liabilities	2,327	2,528
Derivative liabilities	334	—
Total	$29,995	$28,703

4	Supplemental - Quarter Ended June 30, 2025

Condensed Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended June 30		Six Months Ended June 30
		2025	2024	2025	2024
Income
*	Minimum base rent	$47,158	$43,189	$94,224	$85,636
*	Real estate tax recoveries	9,394	8,294	17,993	16,399
*	Common area maintenance, insurance, and other recoveries	9,110	8,041	18,509	15,895
*	Ground rent income	5,002	4,749	10,078	9,486
	Amortization of market-lease intangibles and inducements, net	1,089	657	1,984	1,233
*	Short-term and other lease income	808	673	2,225	1,934
	Termination fee income	48	749	58	1,310
	Straight-line rent adjustments, net	844	981	1,738	1,887
*	Provision for uncollectible rent and recoveries, net	(323)	(277)	(290)	(231)
	Lease income, net	73,130	67,056	146,519	133,549

*	Other property income	421	367	803	672

	Total income	$73,551	$67,423	$147,322	$134,221

Operating expenses
	Depreciation and amortization	$30,738	$28,790	$61,352	$56,958

*	Repairs and maintenance	3,833	3,040	7,208	5,974
*	Payroll, benefits, and office	2,610	2,572	5,365	5,247
*	Utilities and waste removal	2,527	2,250	4,989	4,378
*	Property insurance	1,586	1,585	2,916	3,127
*	Security, legal, and other expenses	920	796	1,745	1,516
	Property operating expenses	11,476	10,243	22,223	20,242

*	Real estate taxes	10,194	9,046	19,550	18,027

	General and administrative costs	6,659	6,735	13,102	13,147
	Stock-based compensation costs	2,718	2,566	5,484	4,757
	Capitalized direct development compensation costs	(671)	(640)	(1,333)	(1,269)
	General and administrative expense	8,706	8,661	17,253	16,635

	Total operating expenses	$61,114	$56,740	$120,378	$111,862

Interest expense, net
	Term loans, including impact of derivatives	$3,393	$3,383	$6,713	$6,765
	Senior notes	3,201	3,201	6,402	6,402
	Mortgages payable	925	2,315	1,851	4,667
	Line of credit, including facility fees	281	182	481	315
	Capitalized interest	(154)	(41)	(162)	(50)
	Interest on finance lease liability	32	—	32	—
	Accretion of finance lease liability	11	—	11	—
	Amortization of debt discounts and financing costs	657	600	1,340	1,175
	Total interest expense, net	$8,346	$9,640	$16,668	$19,274

Other income and expense, net
	Interest on cash and cash equivalents	$912	$471	$1,584	$1,282
	Income tax expense	(140)	(132)	(276)	(265)
	Miscellaneous and settlement income	170	116	241	296
	Total other income and expense, net	$942	$455	$1,549	$1,313

* Component of Net Operating Income

5	Supplemental - Quarter Ended June 30, 2025

Reconciliation of Non-GAAP Measures
In thousands

Same Property NOI

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Income
Minimum base rent	$39,777	$38,197	$78,459	$75,381
Real estate tax recoveries	8,177	7,338	15,460	14,463
Common area maintenance, insurance, and other recoveries	7,555	7,120	15,096	13,907
Ground rent income	4,334	4,222	8,606	8,401
Short-term and other lease income	802	592	1,983	1,589
Provision for uncollectible rent and recoveries, net	(103)	(173)	(32)	(115)
Other property income	390	306	704	561
Total income	60,932	57,602	120,276	114,187

Operating Expenses
Property operating	9,416	8,965	18,355	17,750
Real estate taxes	8,890	7,970	16,860	15,853
Total operating expenses	18,306	16,935	35,215	33,603

Same Property NOI	$42,626	$40,667	$85,061	$80,584

Same Property NOI Growth	4.8%	5.6%

Same Property Count	57	56

Net Income to Same Property NOI

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Net income	$95,942	$1,498	$102,734	$4,398
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(942)	(455)	(1,549)	(1,313)
Interest expense, net	8,346	9,640	16,668	19,274
Gain on sale of investment properties	(90,909)	—	(90,909)	—
Depreciation and amortization	30,738	28,790	61,352	56,958
General and administrative	8,706	8,661	17,253	16,635
Adjustments to NOI (a)	(1,981)	(2,387)	(3,780)	(4,430)
NOI	49,900	45,747	101,769	91,522
NOI from other investment properties	(7,274)	(5,080)	(16,708)	(10,938)
Same Property NOI	$42,626	$40,667	$85,061	$80,584
(a)Adjustments to NOI include lease termination income and expense and GAAP Rent Adjustments.

6	Supplemental - Quarter Ended June 30, 2025

Reconciliation of Non-GAAP Measures, continued
In thousands, except share and per share amounts

Nareit FFO and Core FFO

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Net income	$95,942	$1,498	$102,734	$4,398
Depreciation and amortization of real estate assets	30,451	28,570	60,817	56,516
Gain on sale of investment properties	(90,909)	—	(90,909)	—
Nareit FFO Applicable to Common Shares and Dilutive Securities	35,484	30,068	72,642	60,914
Amortization of market lease intangibles and inducements, net	(1,089)	(657)	(1,984)	(1,233)
Straight-line rent adjustments, net	(844)	(981)	(1,738)	(1,887)
Amortization of debt discounts and financing costs	657	600	1,340	1,175
Accretion of finance lease liability	11	—	11	—
Depreciation and amortization of corporate assets	287	220	535	442
Non-operating income and expense, net (a)	(170)	(116)	(241)	(296)
Core FFO Applicable to Common Shares and Dilutive Securities	$34,336	$29,134	$70,565	$59,115

Weighted average common shares outstanding - basic	77,591,538	67,900,275	77,577,831	67,887,402
Dilutive effect of unvested restricted shares (b)	700,884	426,988	648,850	412,255
Weighted average common shares outstanding - diluted	78,292,422	68,327,263	78,226,681	68,299,657

Net income per diluted share	$1.23	$0.02	$1.31	$0.06
Nareit FFO per diluted share	$0.45	$0.44	$0.93	$0.89
Core FFO per diluted share	$0.44	$0.43	$0.90	$0.87

(a)Reflects items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.
(b)For purposes of calculating non-GAAP per share metrics, the Company applies the same denominator used in calculating diluted earnings per share in accordance with GAAP.
EBITDA and Adjusted EBITDA

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Net income	$95,942	$1,498	$102,734	$4,398
Interest expense, net	8,346	9,640	16,668	19,274
Income tax expense	140	132	276	265
Depreciation and amortization	30,738	28,790	61,352	56,958
EBITDA	135,166	40,060	181,030	80,895
Gain on sale of investment properties	(90,909)	—	(90,909)	—
Amortization of market-lease intangibles and inducements, net	(1,089)	(657)	(1,984)	(1,233)
Straight-line rent adjustments, net	(844)	(981)	(1,738)	(1,887)
Non-operating income and expense, net (a)	(170)	(116)	(241)	(296)
Adjusted EBITDA	$42,154	$38,306	$86,158	$77,479
(a)Reflects items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.

7	Supplemental - Quarter Ended June 30, 2025

Summary of Outstanding Debt
In thousands

	Balance as of June 30, 2025	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$88,267	3.99%	2.7
Fixed rate unsecured debt	650,000	4.04%	3.0
Total secured and unsecured debt	738,267	4.03%	2.9
Finance lease liability	10,984
Discounts and financing costs, net	(2,916)
Total Debt, net	$746,335

Schedule of Maturities by Year

	Fixed Rate		Finance Lease Liability	Total Debt, net
Maturity Year	Secured Debt	Unsecured Debt
2025	$22,880	$—	$—	$22,880
2026	—	200,000	—	200,000
2027	26,000	200,000	—	226,000
2028	—	—	—	—
2029	31,500	150,000	—	181,500
Thereafter	7,887	100,000	10,984	118,871
Discounts and financing costs, net	(624)	(2,292)	—	(2,916)
Total	$87,643	$647,708	$10,984	$746,335
Debt Maturities

	Maturity	Interest Rate	Balance
Mortgages Payable
The Highlands of Flower Mound	Dec-25	3.88%	$22,880
Escarpment Village	Jul-27	3.86%	26,000
Shops at Arbor Trails	Dec-29	4.12%	31,500
Plaza Escondida	May-30	4.24%	7,887
Total			88,267

Term Loan
$200.0 million 5 years	Sep-26	2.81% (a)	100,000
$200.0 million 5 years	Sep-26	2.81% (a)	100,000
$200.0 million 5.5 years	Mar-27	2.78% (a)	50,000
$200.0 million 5.5 years	Mar-27	2.84% (a)	50,000
$200.0 million 5.5 years	Mar-27	4.99% (a)	100,000
Total			400,000

Senior Notes
$150.0 million Series A Notes	Aug-29	5.07%	150,000
$100.0 million Series B Notes	Aug-32	5.20%	100,000
Total			250,000

Revolving Line of Credit
$500.0 million total capacity	Jan-29	1M SOFR + 1.15% (b)	—

Total secured and unsecured debt		4.03%	738,267

Finance Lease Liability
West Ashley Station Ground Lease	Jan-92		10,984

Total Debt			$749,251
(a)Interest rates reflect the fixed rates achieved through the Company's interest rate swaps.
(b)As of June 30, 2025, 1-Month Term SOFR was 4.32%. An additional annual facility fee of 0.15% applies to entire line of credit capacity.

8	Supplemental - Quarter Ended June 30, 2025

Debt Covenants, Interest Rate Swaps, and Capital Investments and Leasing Costs
Unaudited, dollars in thousands

Debt Covenants (trailing 12 months)

			For the quarter ended
Description	Term Loan Covenants	Senior Note Covenants	Q2 2025	Q1 2025	Q4 2024	Q3 2024

Leverage Ratio	< 60.0%	< 60.0%	23.0%	23.2%	23.2%	24.0%
Fixed Charge Coverage Ratio	> 1.50	> 1.50	4.7	4.9	4.5	4.3
Maximum Dividend Payout	< 95%	N/A	49.7%	49.4%	49.5%	48.9%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	> 1.75	6.2	6.5	6.3	6.3
Unsecured Leverage Ratio	< 60%	< 60%	23.8%	22.8%	23.1%	24.5%

Interest Rate Swaps

As of June 30, 2025, the Company is party to five effective interest rate swap agreements:

Interest Rate Swaps	Effective Date	Termination Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved	Notional Amount
5.5 year Term Loan	4/3/23	3/22/27	1-Month SOFR	3.69%	4.99%	$100,000
5 year Term Loan	12/21/23	9/22/26	1-Month SOFR	1.51%	2.81%	100,000
5 year Term Loan	12/21/23	9/22/26	1-Month SOFR	1.51%	2.81%	100,000
5.5 year Term Loan	6/21/24	3/22/27	1-Month SOFR	1.54%	2.84%	50,000
5.5 year Term Loan	6/21/24	3/22/27	1-Month SOFR	1.48%	2.78%	50,000
						$400,000

Capital Investments and Leasing Costs

	Three months ended June 30		Six months ended June 30
	2025	2024	2025	2024
Tenant improvements	$1,370	$3,163	$2,257	$5,461
Leasing costs	1,042	662	1,851	1,653
Property improvements	3,975	2,323	7,187	4,452
Capitalized indirect costs (a)	386	372	814	817
Total capital expenditures and leasing costs	6,773	6,520	12,109	12,383
Development and redevelopment direct costs	3,518	2,599	5,312	3,637
Development and redevelopment indirect costs (a)	440	308	683	500
Capital investments and leasing costs (b)	$10,731	$9,427	$18,104	$16,520

(a)Indirect costs include capitalized interest, real estate taxes, insurance, and payroll costs.
(b)As of June 30, 2025 and 2024, total accrued capital investments and leasing costs were $5,240 and $4,377, respectively.

9	Supplemental - Quarter Ended June 30, 2025

Markets and Tenant Size
GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	Leased Occupancy	ABR	ABR PSF	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	98.4%	$33,495	$17.12	16.6%	2,091	19.8%
Houston-Sugar Land-Baytown, TX	6	95.7%	22,168	16.90	11.0%	1,378	13.1%
Atlanta Metro Area, GA	10	97.6%	21,266	21.12	10.5%	1,069	10.1%
Miami-Fort Lauderdale-Miami Beach, FL	3	98.9%	20,425	24.30	10.1%	859	8.1%
Dallas-Fort Worth-Arlington, TX	7	97.6%	19,002	20.86	9.4%	941	8.9%
Raleigh-Cary-Durham, NC	5	97.6%	13,746	20.66	6.9%	688	6.5%
Charlotte-Gastonia-Concord, NC	5	97.6%	12,030	21.74	6.1%	569	5.4%
Orlando-Kissimmee, FL	4	97.4%	10,380	26.03	5.2%	411	3.9%
Tampa-St. Petersburg, FL	3	95.8%	9,676	15.60	4.8%	744	7.0%
Charleston-Berkeley-Dorchester, SC	3	98.8%	7,503	26.63	3.7%	293	2.8%
Richmond, VA	2	99.3%	6,809	17.94	3.4%	385	3.6%
San Antonio, TX	2	96.5%	6,747	27.47	3.3%	261	2.5%
Washington D.C., MD	2	90.2%	6,022	36.83	3.0%	181	1.7%
Cape Coral-Fort Myers, FL	2	95.5%	3,691	15.62	1.8%	249	2.4%
Phoenix, AZ	2	99.1%	3,115	25.84	1.5%	123	1.2%
So. California - Los Angeles, CA	1	90.2%	2,089	19.82	1.0%	117	1.1%
Savannah, GA	1	97.7%	1,983	19.37	1.0%	106	1.0%
Tucson, AZ	1	99.0%	1,491	16.53	0.7%	91	0.9%
Total	67	97.3%	$201,638	$20.18	100%	10,556	100%

State	No. of Properties	Leased Occupancy	ABR	ABR PSF	ABR as % of Total	GLA	GLA as % of Total
Texas	23	97.3%	$81,412	$18.40	40.3%	4,671	44.3%
Florida	12	97.2%	44,172	21.08	21.9%	2,263	21.4%
North Carolina	10	97.6%	25,776	21.15	13.0%	1,257	11.9%
Georgia	11	97.6%	23,249	20.96	11.5%	1,175	11.1%
South Carolina	3	98.8%	7,503	26.63	3.7%	293	2.8%
Virginia	2	99.3%	6,809	17.94	3.4%	385	3.6%
Maryland	2	90.2%	6,022	36.83	3.0%	181	1.7%
Arizona	3	99.1%	4,606	21.85	2.2%	214	2.1%
California	1	90.2%	2,089	19.82	1.0%	117	1.1%
Total	67	97.3%	$201,638	$20.18	100%	10,556	100%

Tenant type	Economic Occupancy	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	98.9%	100%	$61,743	$11.43	5,559
10,000 - 19,999 SF (a)	93.6%	96.4%	18,806	20.42	983
5,000 - 9,999 SF (b)	93.4%	96.3%	19,849	26.72	796
1 - 4,999 SF (b)	90.8%	93.3%	101,240	34.64	3,218
Total	95.5%	97.3%	$201,638	$20.18	10,556

Anchor Tenants (a)	98.1%	99.5%	$80,549	$12.73	6,542
Small Shop Tenants (b)	91.3%	93.8%	$121,089	$33.04	4,014

(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shop Tenants.

10	Supplemental - Quarter Ended June 30, 2025

Top 25 Tenants by Total ABR and Tenant Merchandise Mix
In thousands

	Parent Name	Tenant Name/Count	Credit Rating (a)	No. of Leases	ABR	% of Total ABR	GLA	% of Total Occ.GLA
1	Publix Super Markets, Inc.	Publix 13 / Publix Liquor 3	N/A	16	$7,321	3.6%	629	6.0%
2	Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 4	BBB	12	7,210	3.6%	710	6.7%
3	TJX Companies	Marshalls 8 / HomeGoods 5 / TJ Maxx 2	A	15	5,143	2.6%	427	4.0%
4	Albertson's	Tom Thumb 2 / Market Street 2 / Safeway 1 / Albertsons 1	BB+	6	4,359	2.2%	365	3.5%
5	H.E.B.	H.E.B. 4 / H.E.B. Staff Office 1	N/A	5	4,292	2.1%	447	4.2%
6	Amazon, Inc.	Whole Foods Market 6	AA	6	3,618	1.8%	240	2.3%
7	Apollo Global Management, Inc.	Michaels 8	B-	8	2,690	1.3%	190	1.8%
8	Ross Dress For Less	Ross Dress for Less 5 / dd's Discounts 1	BBB+	6	2,193	1.1%	171	1.6%
9	Trader Joe's		N/A	5	2,168	1.1%	61	0.6%
10	BC Partners	PetSmart 6	B+	6	2,117	1.0%	125	1.2%
11	Petco Health and Wellness Company, Inc.		B	8	2,014	1.0%	106	1.0%
12	Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	BBB	3	1,966	1.0%	171	1.6%
13	Best Buy		BBB+	3	1,775	0.9%	108	1.0%
14	Ulta Beauty Inc.		N/A	7	1,770	0.9%	72	0.7%
15	Costco Wholesale		AA	2	1,735	0.9%	298	2.8%
16	Bank of America		A-	6	1,701	0.8%	34	0.3%
17	Nordstrom Inc.	Nordstrom Rack 2 / Nordstrom 1	BB	3	1,602	0.8%	89	0.8%
18	Kingswood Capital Management	World Market 6	N/A	6	1,591	0.8%	110	1.0%
19	Five Below, Inc.		N/A	8	1,486	0.7%	75	0.7%
20	The Gap, Inc.	Old Navy 5	BB	5	1,290	0.6%	73	0.7%
21	Massage Envy		N/A	11	1,281	0.6%	37	0.4%
22	Truist Bank		A	6	1,265	0.6%	28	0.3%
23	Starbucks Corporation		BBB+	14	1,216	0.6%	28	0.3%
24	Xponential Fitness	Club Pilates 8 / Pure Barre 3 / Stretch Lab 3 / CycleBar 2 / YogaSix 1	N/A	17	1,173	0.6%	32	0.3%
25	Regal Cinemas		B	1	1,133	0.6%	61	0.6%
	Totals			185	$64,109	31.8%	4,687	44.4%
(a) Reflects the most recently available S&P credit rating.

Tenant Merchandise Mix

Tenant Category	ABR	% of Total ABR
Grocery / Drug	$36,922	18.3%
Quick Service Restaurants	24,398	12.1%
Personal Health and Beauty Services	22,694	11.3%
Medical	20,110	10.0%
Full Service Restaurants	18,522	9.2%
Off Price	11,683	5.8%
Apparel / Accessories	10,913	5.4%
Banks	8,503	4.2%
Fitness	7,650	3.8%
Pets	7,417	3.7%
Hobby / Sports	6,081	3.0%
Home	5,097	2.5%
Other	4,971	2.5%
Office / Communications	4,921	2.4%
Other Essential Retail / Services	4,436	2.2%
Office (Non Financial, Non-Medical)	3,090	1.5%
Entertainment	2,386	1.2%
Hardware / Auto	1,844	0.9%
	$201,638	100%

11	Supplemental - Quarter Ended June 30, 2025

Comparable and Non-Comparable Lease Statistics
GLA in thousands

The Company's portfolio had 537 thousand square feet expiring during the six months ended June 30, 2025, of which 490 thousand square feet was re-leased. This achieved a retention rate of approximately 91%. The following table summarizes the activity for leases that were executed during the six months ended June 30, 2025.

	No. of Leases Executed	GLA	New Contractual Rent ($PSF) (a)	Prior Contractual Rent ($PSF) (a)	% Change over Prior Lease Rent (a)	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

All Tenants
Comparable Renewal Leases (b)	97	419	$24.68	$22.63	9.1%	5.2	$0.06	$0.04
Comparable New Leases (b)	19	83	28.34	20.17	40.5%	13.2	45.54	11.75
Non-Comparable Renewal and New Leases	21	46	30.27	N/A	N/A	7.7	23.16	13.09
Total	137	548	$25.28	$22.23	13.7%	6.6	$8.83	$2.89

Anchor Tenants (leases ten thousand square feet and over)
Comparable Renewal Leases (b)	8	225	$14.98	$14.43	3.8%	5.0	$—	$—
Comparable New Leases (b)	1	44	17.50	9.00	94.4%	16.2	60.00	6.00
Non-Comparable Renewal and New Leases	—	—	—	N/A	N/A	—	—	—
Total	9	269	$15.39	$13.55	13.6%	6.8	$9.74	$0.97

Small Shop Tenants (leases under ten thousand square feet)
Comparable Renewal Leases (b)	89	194	$35.96	$32.15	11.9%	5.5	$0.12	$0.09
Comparable New Leases (b)	18	39	40.55	32.76	23.8%	9.9	29.23	18.22
Non-Comparable Renewal and New Leases	21	46	30.27	N/A	N/A	7.7	23.16	13.09
Total	128	279	$36.72	$32.26	13.8%	6.5	$7.95	$4.74

(a)Non-comparable leases are not included in totals.
(b)Comparable leases are leases that meet all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.

12	Supplemental - Quarter Ended June 30, 2025

Comparable and Non-Comparable Lease Statistics, continued
GLA in thousands

The following table summarizes the activity for leases that were executed during the trailing four quarters ended June 30, 2025.

	No. of Leases Executed	GLA	New Contractual Rent ($PSF)	Prior Contractual Rent ($PSF)	% Change over Prior Lease Rent	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total Renewals and New Leases
Q2 2025	65	286	$27.53	$23.66	16.4%	7.4	$12.62	$2.80
Q1 2025	51	216	22.31	20.33	9.7%	5.3	0.79	0.86
Q4 2024	31	175	22.55	19.40	16.2%	6.0	1.31	0.89
Q3 2024	45	347	19.48	17.74	9.8%	6.4	3.36	1.51
Total	192	1,024	$22.85	$20.22	13.0%	6.4	$5.05	$1.63

Renewals
Q2 2025	51	213	$27.61	$25.28	9.2%	5.2	$—	$—
Q1 2025	46	206	21.67	19.90	8.9%	5.2	0.12	0.09
Q4 2024	25	163	21.31	18.40	15.8%	5.6	—	—
Q3 2024	36	308	18.61	17.06	9.1%	6.0	0.13	—
Total	158	890	$21.96	$19.93	10.2%	5.6	$0.07	$0.02

New Leases
Q2 2025	14	73	$27.30	$18.94	44.1%	13.9	$49.60	$10.99
Q1 2025	5	10	36.08	29.33	23.0%	8.3	15.12	17.38
Q4 2024	6	12	38.98	32.47	20.0%	11.1	18.66	12.59
Q3 2024	9	39	26.42	23.14	14.2%	9.9	29.13	13.55
Total	34	134	$28.77	$22.17	29.8%	12.1	$38.29	$12.34

Non-Comparable Leases
Q2 2025	8	18	$32.17			9.1	$25.90	$17.89
Q1 2025	13	28	29.11			6.9	21.49	10.15
Q4 2024	12	43	34.19			9.6	33.02	17.50
Q3 2024	8	52	27.94			9.9	15.89	14.38
Total	41	141	$30.61			9.1	$23.49	$14.92

13	Supplemental - Quarter Ended June 30, 2025

Tenant Lease Expirations
GLA and ABR in thousands, except per square foot amounts

Lease Expiration Year	No. of Expiring Leases	GLA of Expiring Leases	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF (a)

Anchor Tenants

2025	3	270	4.2%	$1,444	1.7%	$5.35
2026	13	364	5.6%	5,323	6.4%	14.62
2027	31	993	15.4%	13,492	16.1%	13.59
2028	24	583	9.0%	8,530	10.2%	14.63
2029	29	900	13.9%	11,441	13.7%	12.71
2030	25	779	12.2%	10,253	12.2%	13.16
2031	10	401	6.2%	4,335	5.2%	10.81
2032	8	334	5.2%	4,294	5.1%	12.86
2033	9	260	4.0%	3,445	4.1%	13.25
2034	13	575	8.9%	7,302	8.7%	12.70
Thereafter	22	983	15.2%	13,545	16.2%	13.78
Other (b)	1	11	0.2%	346	0.4%	31.45
Totals	188	6,453	100%	$83,750	100%	$12.98
Vacant space		89
Total		6,542

Small Shop Tenants

2025	50	114	3.1%	$3,313	2.5%	$29.06
2026	206	531	14.5%	16,457	12.4%	30.99
2027	227	548	15.0%	18,456	13.9%	33.68
2028	220	517	14.1%	17,596	13.3%	34.03
2029	203	532	14.5%	19,542	14.9%	36.73
2030	160	394	10.7%	14,752	11.1%	37.44
2031	87	249	6.8%	9,496	7.2%	38.14
2032	82	205	5.6%	7,849	5.9%	38.29
2033	56	149	4.1%	6,399	4.8%	42.95
2034	81	219	6.0%	9,396	7.1%	42.90
Thereafter	59	196	5.4%	8,871	6.7%	45.26
Other (b)	6	9	0.2%	278	0.2%	30.89
Totals	1,437	3,663	100%	$132,405	100%	$36.15
Vacant space		351
Total		4,014

Total

2025	53	384	3.8%	$4,757	2.2%	$12.39
2026	219	895	8.8%	21,780	10.1%	24.34
2027	258	1,541	15.2%	31,948	14.7%	20.73
2028	244	1,100	11.0%	26,126	12.1%	23.75
2029	232	1,432	14.2%	30,983	14.3%	21.64
2030	185	1,173	11.6%	25,005	11.6%	21.32
2031	97	650	6.4%	13,831	6.4%	21.28
2032	90	539	5.3%	12,143	5.6%	22.53
2033	65	409	4.0%	9,844	4.6%	24.07
2034	94	794	7.8%	16,698	7.7%	21.03
Thereafter	81	1,179	11.7%	22,416	10.4%	19.01
Other (b)	7	20	0.2%	624	0.3%	31.20
Totals	1,625	10,116	100%	$216,155	100%	$21.37
Vacant space		440
Total		10,556
(a)Expiring ABR PSF reflects ABR PSF at the time of lease expiration.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

14	Supplemental - Quarter Ended June 30, 2025

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Month	Property Name	Market	Acquisition Price	GLA	Leased Occ.	Major Anchors (a)

April	Plaza Escondida (b)	Tucson, AZ	$23,000	91	99.0%	Trader Joe's, Marshalls
April	Carmel Village	Charlotte, NC	19,925	54	90.9%	N/A
June	West Ashley Station (c)	Charleston, SC	26,600	79	98.1%	Whole Foods Market
June	Twelve Oaks Shopping Center	Savannah, GA	35,850	106	97.7%	Publix
	Total		$105,375	330
(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically.
(b)The Company assumed a mortgage payable of $8.0 million and recognized a fair value adjustment of $0.5 million related to the mortgage payable secured by the property.
(c)The Company recognized a finance lease liability of $11.0 million associated with the ground lease assumed upon the acquisition of this property.

Dispositions

Month	Property Name	Market	GLA	Leased Occ.	Major Anchors (a)

June	Bear Creek Village Center (b)	So. California - Inland Empire, CA	80	98.1%	Stater Brothers
June	Pavilion at LaQuinta (b)	So. California - Inland Empire, CA	166	100%	Sprouts Farmers Market, Best Buy, DSW, OfficeMax, PGA TOUR Superstore
June	River Oaks (b)	So. California - Los Angeles, CA	275	99.4%	Sprouts Farmers Market, Target, Big 5 Sporting Goods, Dollar Tree, Five Below, Total Wine & More, Ulta
June	Campus Marketplace (b)	So. California - San Diego, CA	144	98.8%	Ralphs, CVS, Discovery Isle Child Development Center
June	Old Grove Marketplace (b)	So. California - San Diego, CA	81	100%	Ralphs, Lowe's*
	Total		746

(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(b)The Company disposed of these five properties as part of a portfolio sale for a gross disposition price of $306.0 million.

15	Supplemental - Quarter Ended June 30, 2025

Development Pipeline
In thousands

Active Redevelopments			Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
Property	Market	Project Description
Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion to accommodate a 10,000 square foot swim school and additional small shop space.	3Q - 2025	$3,200	$2,800
Sarasota Pavilion	Tampa-St. Petersburg, FL	Anchor space repositioning and remerchandising into new tenant spaces, including a 27,000 square foot anchor space and a 5,000 square foot small shop space.	1Q - 2026	8,400	1,800
Shops at Arbor Trails	Austin-Round Rock, TX	Redevelopment of a pre-existing single tenant building to a multi-tenant building.	1Q - 2026	3,000	1,800
Bay Colony	Houston - Sugar Land-Baytown, TX	Redevelopment of an existing outparcel building.	1Q - 2026	2,300	100
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning and remerchandising into new tenant spaces, including a 10,000 square foot anchor space and a 7,000 square foot small shop space.	2Q - 2026	5,600	1,200
Total Redevelopment Costs				$22,500	$7,700	7-10%

(a) The Company's estimated timing of completion may be impacted by factors outside of management's control, including global supply constraints or government restrictions.

Recently Completed Redevelopments
Property	Market	Project Description	Completion Quarter	Completed Costs
Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment and remerchandising of a former anchor space into new tenant spaces, including an 18,000 square foot anchor space, a 14,000 square foot anchor space, and additional small shop space.	1Q - 2025	$6,800
Antoine Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.	4Q - 2024	200

Potential Developments and Redevelopments
Projects shown below are listed alphabetically, are in various stages of planning, and may or may not commence due to a number of factors.
Property	Market	Project Description
Bay Landing	Cape Coral - Fort Myers, FL	New development of building area adjacent to existing stores.
Buckhead Crossing	Atlanta Metro Area, GA	New development, including addition of an outparcel building.
Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
Gateway Market Center	Tampa - St. Petersburg, FL	Extensive repositioning and reconfiguration of the center to right size anchor space, add freestanding buildings and improve vehicular access.
Kyle Marketplace	Austin - Round Rock, TX	New development, including addition of outparcel buildings.
Plantation Grove	Orlando - Kissimmee, FL	Redevelopment and expansion of the shopping center. Addition of new outparcel building.
Sarasota Pavilion	Tampa - St. Petersburg, FL	New development, including addition of outparcel building.
The Centre on Hugh Howell	Atlanta Metro Area, GA	New development, including addition of outparcel building.
The Parke	Austin - Round Rock, TX	Anchor repositioning and expansion.
Westpark Shopping Center	Richmond, VA	New development, including addition of outparcel building.

16	Supplemental - Quarter Ended June 30, 2025

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
1	Escarpment Village	Austin-Round Rock	TX	N	170	100%	$22.59	Yes	HEB
2	Kyle Marketplace	Austin-Round Rock	TX	C	260	100%	$17.84	Yes	HEB
3	Market at Westlake	Austin-Round Rock	TX	N	30	100%	$22.06	No	Walgreens
4	Scofield Crossing	Austin-Round Rock	TX	N	95	98.7%	$18.74	Yes	Hana World Market, Goodwill
5	Shops at Arbor Trails	Austin-Round Rock	TX	C	357	99.2%	$14.06	Yes	Costco Wholesale, Whole Foods Market, Haverty's Furniture, Marshalls
6	Shops at the Galleria	Austin-Round Rock	TX	P	537	95.4%	$14.35	Yes
Trader Joe's, Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, Old Navy, Petsmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market

7	The Parke	Austin-Round Rock	TX	P	406	98.9%	$16.93	Yes	Whole Foods Market, Cavender's Boot City, Dick's Sporting Goods, DSW, Five Below, La-Z-Boy Furniture Galleries, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Ulta, World Market
8	University Oaks	Austin-Round Rock	TX	P	236	100%	$22.55	No	Burlington, Crunch Fitness, DSW, IKEA*, JC Penney*, Petsmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
9	Custer Creek Village	Dallas-Fort Worth-Arlington	TX	N	96	100%	$15.94	Yes	Tom Thumb
10	Eldorado Marketplace	Dallas-Fort Worth-Arlington	TX	C	189	100%	$24.90	Yes	Market Street, PetSmart, Phenix Salon Suites
11	Prestonwood Town Center	Dallas-Fort Worth-Arlington	TX	P	236	99.4%	$21.27	Yes	Walmart*, Barnes & Noble, Burlington, DSW, HomeGoods, Michaels, Petco, Ulta
12	Riverview Village	Dallas-Fort Worth-Arlington	TX	N	89	100%	$13.47	Yes	Tom Thumb, Petco
13	Riverwalk Market	Dallas-Fort Worth-Arlington	TX	N	90	93.4%	$21.53	Yes	Market Street
14	Shops at Fairview Town Center	Dallas-Fort Worth-Arlington	TX	N	66	100%	$25.98	Yes	Whole Foods Market
15	The Highlands of Flower Mound	Dallas-Fort Worth-Arlington	TX	P	175	91.2%	$19.90	Yes	Target*, Market by Macy's, Michaels, Skechers, World Market
16	Antoine Town Center	Houston-Sugar Land-Baytown	TX	N	110	96.0%	$15.46	Yes	Kroger
17	Bay Colony	Houston-Sugar Land-Baytown	TX	C	415	96.7%	$16.82	Yes	HEB, Kohl's, LA Fitness, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
18	Blackhawk Town Center	Houston-Sugar Land-Baytown	TX	N	127	97.5%	$14.28	Yes	HEB, Walgreens
19	Cyfair Town Center	Houston-Sugar Land-Baytown	TX	C	434	95.3%	$17.64	Yes	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
20	Eldridge Town Center	Houston-Sugar Land-Baytown	TX	C	144	95.1%	$17.39	Yes	Kroger, Kohl's*, Petco
21	Stables Town Center II	Houston-Sugar Land-Baytown	TX	N	148	93.2%	$17.89	Yes	Kroger
22	Sonterra Village	San Antonio	TX	N	42	86.9%	$37.01	Yes	Trader Joe's
23	Stone Ridge Market	San Antonio	TX	C	219	98.4%	$25.85	Yes	HEB Plus*, Burlington, PetSmart
	Total Texas				4,671	97.3%	$18.40

24	Bay Landing	Cape Coral - Fort Myers	FL	N	63	100%	$10.50	Yes	The Fresh Market, HomeGoods
25	The Forum (d)	Cape Coral - Fort Myers	FL	P	186	93.9%	$17.43	Yes	Target*, dd's Discounts, Home Depot*, Michaels, Petco, Ross Dress for Less, Sky Zone, Staples
26	PGA Plaza Palm Beach Gardens	Miami-Ft Lauderdale-Miami Beach	FL	C	121	100.0%	$37.09	Yes	Trader Joe's, Marshalls, Ulta
27	Southern Palm Crossing	Miami-Ft Lauderdale-Miami Beach	FL	P	345	98.6%	$17.90	Yes	Costco Wholesale, Going Going Gone, Marshalls
28	Westfork & Paraiso	Miami-Ft Lauderdale-Miami Beach	FL	N	393	98.9%	$26.03	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, Skechers, TJ Maxx, Ulta
29	Lakeside & Lakeside Crossing	Orlando - Kissimmee	FL	N	76	100%	$49.54	Yes	Trader Joe's
30	Plantation Grove (f)	Orlando - Kissimmee	FL	N	107	98.7%	$20.61	Yes	Publix
31	Rio Pinar Plaza	Orlando - Kissimmee	FL	N	131	94.6%	$19.47	Yes	Publix, Planet Fitness
32	Suncrest Village	Orlando - Kissimmee	FL	N	97	97.9%	$21.76	Yes	Publix, Orange County Tax Collector
33	Gateway Market Center	Tampa - St. Petersburg	FL	P	231	89.9%	$14.26	Yes	Publix, Target*, Beall's, HomeGoods, Petsmart, TJ Maxx

17	Supplemental - Quarter Ended June 30, 2025

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
34	Peachland Promenade	Tampa - St. Petersburg	FL	N	177	98.6%	$15.40	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
35	Sarasota Pavilion	Tampa - St. Petersburg	FL	P	336	98.3%	$16.38	Yes	Publix, Bank of America, Beall's, Marshalls, Michaels, Old Navy, Petsmart, Ross Dress for Less, Truist Bank, World Market
	Total Florida				2,263	97.2%	$21.08

36	Carmel Village (d)	Charlotte-Gastonia-Concord	NC	N	54	90.9%	$26.76	No
37	Eastfield Village	Charlotte-Gastonia-Concord	NC	N	96	97.5%	$19.07	Yes	Food Lion, Gold's Gym
38	Northcross Commons	Charlotte-Gastonia-Concord	NC	N	63	100%	$28.87	Yes	Whole Foods Market
39	Sycamore Commons	Charlotte-Gastonia-Concord	NC	P	265	100%	$21.06	Yes	Costco Wholesale*, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Nordstrom Rack, Old Navy, Ulta, World Market
40	The Shoppes at Davis Lake	Charlotte-Gastonia-Concord	NC	N	91	93.2%	$18.55	Yes	Harris Teeter
41	Bent Tree Plaza	Raleigh-Cary-Durham	NC	N	80	100%	$15.97	Yes	Food Lion
42	Cary Park Town Center	Raleigh-Cary-Durham	NC	N	93	100%	$18.09	Yes	Harris Teeter, CVS
43	Commons at University Place	Raleigh-Cary-Durham	NC	N	92	100%	$17.46	Yes	Harris Teeter, CVS
44	Renaissance Center	Raleigh-Cary-Durham	NC	P	363	95.4%	$23.97	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
45	The Pointe at Creedmoor	Raleigh-Cary-Durham	NC	N	60	100%	$16.91	Yes	Harris Teeter
	Total North Carolina				1,257	97.6%	$21.15

46	Buckhead Crossing	Atlanta Metro Area	GA	P	221	94.8%	$23.77	No	HomeGoods, Marshalls, Michaels, Ross Dress for Less, The Tile Shop
47	Coweta Crossing	Atlanta Metro Area	GA	N	68	100%	$11.41	Yes	Publix
48	Kennesaw Marketplace	Atlanta Metro Area	GA	C	130	97.1%	$36.20	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
49	Moores Mill (d)	Atlanta Metro Area	GA	N	70	100%	$25.07	Yes	Publix
50	Plaza Midtown	Atlanta Metro Area	GA	N	70	97.0%	$28.90	Yes	Publix
51	Rose Creek	Atlanta Metro Area	GA	N	70	100%	$11.68	Yes	Publix
52	Sandy Plains Centre	Atlanta Metro Area	GA	C	135	98.9%	$24.15	Yes	Kroger, Pet Supplies Plus, Walgreens*
53	The Centre on Hugh Howell	Atlanta Metro Area	GA	N	83	98.4%	$14.06	No	Crunch Fitness
54	Thomas Crossroads	Atlanta Metro Area	GA	N	105	94.8%	$10.17	Yes	Kroger
55	Windward Commons	Atlanta Metro Area	GA	N	117	100%	$15.98	Yes	Kroger
56	Twelve Oaks Shopping Center (d)	Savannah	GA	N	106	97.7%	$19.37	Yes	Publix
	Total Georgia				1,175	97.6%	$20.96

57	Stonehenge Village (d)	Richmond Metro Area	VA	C	214	100%	$19.13	Yes	Wegmans, La-Z-Boy, Party City, Petco
58	Westpark Shopping Center	Richmond Metro Area	VA	C	171	98.4%	$16.39	Yes	Publix, Painted Tree Boutiques, Planet Fitness, The Tile Shop
	Total Virginia				385	99.3%	$17.94

59	Market at Mill Creek (d)	Charleston-Berkeley-Dorchester	SC	N	80	100%	$24.27	Yes	Lowes Foods
60	Nexton Square (d)	Charleston-Berkeley-Dorchester	SC	L	134	98.5%	$27.40	No	N/A
61	West Ashley Station (d)	Charleston-Berkeley-Dorchester	SC	N	79	98.1%	$27.88	Yes	Whole Foods Market
	Total South Carolina				293	98.8%	$26.63

18	Supplemental - Quarter Ended June 30, 2025

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
62	Scottsdale North Marketplace (d)	Phoenix	AZ	N	66	98.4%	$22.99	Yes	AJ's Fine Foods
63	The Plant (e)	Phoenix	AZ	N	57	100%	$29.03	Yes	Sprouts Farmers Market
64	Plaza Escondida (d)	Tucson	AZ	N	91	99.0%	$16.53	Yes	Trader Joe's, Marshalls
	Total Arizona				214	99.1%	$21.85

65	The Shops at Town Center	Washington D.C	MD	N	125	91.7%	$30.97	Yes	Safeway
66	Travilah Square Shopping Center	Washington D.C	MD	N	56	86.9%	$50.57	Yes	Trader Joe's
	Total Maryland				181	90.2%	$36.83
67	Garden Village	So. California - Los Angeles	CA	N	117	90.2%	$19.82	Yes	Albertson's, Rite Aid
	Total California				117	90.2%	$19.82

	Grand Totals				10,556	97.3%	$20.18
(a)N = Neighborhood Center, P = Power Center, C = Community Center, L = Lifestyle Center
(b)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(d)Properties are excluded from Same Property for the three and six months ended June 30, 2025.
(e)Property is excluded from Same Property for the six months ended June 30, 2025.
(f)The Company operates Plantation Grove and Maguire Groves as a single property under the Plantation Grove name. The operations, GLA, economic and leased occupancy, and ABR of Maguire Groves are classified as an other investment property for the three and six months ended June 30, 2025.

19	Supplemental - Quarter Ended June 30, 2025

Components of Net Asset Value as of June 30, 2025
In thousands, except share information

		Page No.
NOI Excluding Lease Termination Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter
NOI, excluding ground rent income	$44,898	5
Ground rent income	5,002	5
NOI	49,900	5

Annualized NOI, excluding ground rent income	$179,592
Annualized ground rent income	20,008

Projected remaining development
Net project costs	$14,800	16
Estimated range for incremental yield	7-10%	16

Assets
Cash, cash equivalents, and restricted cash	$294,039	2
Base rent, recoveries, and other receivables	9,246	4
Undeveloped land	—
Land held for development	—

Liabilities
Debt	$749,251	8
Discounts and financing costs, net	(2,916)	8
Accounts payable and accrued expenses	44,107	2
Distributions payable	18,447	2
Other liabilities	29,995	2

Common Shares Outstanding	77,606,396	1

20	Supplemental - Quarter Ended June 30, 2025

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage as of the end of the period.
Adjusted EBITDA
Adjusted EBITDA is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Adjusted EBITDA provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within EBITDA, certain gains or losses remaining within EBITDA, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company's ongoing operating performance.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the last month of the period multiplied by twelve. Base rent is inclusive of ground rent and any abatement concessions and exclusive of Specialty Lease rent.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
The Company's non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, excluding interest expense, net, income tax expense (or benefit), and depreciation and amortization.

Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
GAAP Rent Adjustments	GAAP Rent Adjustments consist of amortization of market lease intangibles, amortization of lease incentives, and straight-line rent adjustments.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
Lifestyle Center	Lifestyle Centers consist of upscale national-chain specialty stores with dining and entertainment in an outdoor setting.
Nareit Funds From Operations (Nareit FFO) and Core FFO
The Company's non-GAAP measure of Nareit Funds from Operations ("Nareit FFO"), based on the National Association of Real Estate Investment Trusts ("Nareit") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company's operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within Nareit FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s ongoing operating performance.

Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is net debt divided by trailing twelve month Adjusted EBITDA.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, impairment of real estate assets, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, lease termination income and expense, and GAAP Rent Adjustments.
New Lease	New Leases are leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
NOI from other investment properties	NOI from other investment properties consists of properties which do not meet the Company's Same Property criteria and includes adjustments for the Company's captive insurance company.
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shop Tenants.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.

21	Supplemental - Quarter Ended June 30, 2025

InvenTrust Properties Corp.

CORPORATE OFFICE
3025 Highland Pkwy | Ste 350
Downers Grove, IL 60515

630.570.0700
InvestorRelations@InvenTrustProperties.com